__________________________________________________________
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 22, 2014

NCR CORPORATION
(Exact Name of Registrant Specified in Charter)

Commission File Number 001-00395

Maryland	31-0387920
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)
3097 Satellite Boulevard
Duluth, GA 30096
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (937) 445-5000
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240, 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240, 13e-4(c))

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)
As previously disclosed in the Current Report on Form 8-K filed by NCR Corporation (“NCR” or the “Company”) on April 4, 2014, Peter Dorsman will retire from NCR on April 30, 2014. In connection with his retirement and in recognition of Mr. Dorsman’s exceptional service and the significant contributions he has made in various leadership roles in the Company and as an executive officer, on April 22, 2014, the Compensation and Human Resource Committee (“CHRC”) of the Company’s Board of Directors determined that Mr. Dorsman will receive Prorated Vesting (as it is defined in each applicable award agreement) on each of his outstanding unvested restricted stock unit awards. Further, the CHRC also determined that Mr. Dorsman will be eligible to participate in the Company’s retiree medical plan until age 65.

Item 5.07.    Submission of Matters to a Vote of Security Holders.
(a)NCR held its Annual Meeting of Stockholders on April 23, 2014 (the “Annual Meeting”). Holders of an aggregate of 166,703,813 shares of NCR common stock at the close of business on February 11, 2014 were entitled to vote at the Annual Meeting, of which 147,188,441 shares or 88.29% of the eligible voting shares, were represented in person or by proxy. NCR's stockholders voted on four proposals at the Annual Meeting.

The final results for each of the matters submitted to a vote of NCR’s stockholders at the Annual Meeting are as follows:

1.
Election of Directors. Both Class C Directors were re-elected to serve three-year terms expiring at the NCR 2017 Annual Meeting of Stockholders and until the election and qualification of their successors by the votes set forth in the table below:

Nominees – Class C Directors	% Votes Cast For	Votes For	Votes Withheld	Broker Non-Votes
Richard L. Clemmer	99.66%	130,788,993	440,852	15,958,596
Kurt P. Kuehn	99.69%	130,828,251	401,594	15,958,596

2.
Ratification of Appointment of Independent Registered Public Accounting Firm. The appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2014 was ratified by the stockholders by the votes set forth in the table below:

Votes For	%Votes Cast For	Votes Against	Votes Abstained	Broker Non-Votes
146,201,001	99.32%	869,197	118,243	0

3.
Advisory Vote to Approve Executive Compensation as Disclosed in the Proxy Statement. The stockholders approved on an advisory basis the executive compensation disclosed in the Proxy Statement by the votes set forth in the table below:

Votes For	% Votes Cast For	Votes Against	Votes Abstained	Broker Non-Votes
127,226,638	96.94%	1,801,622	2,201,585	15,958,596

4.
Directors’ Proposal to Amend the Charter of the Company to Eliminate the Classification of the Board of Directors of the Company and Provide for Annual Elections of all Directors Elected at or After the 2015 Annual Meeting of Stockholders. The stockholders did not approve the directors’ proposal to amend the charter of the Company to eliminate the classification of the Board of Directors of the Company and provide for annual elections of all Directors elected at or after the 2015 Annual Meeting of Stockholders. The required vote for this proposal was 80% of the shares of the outstanding stock entitled to vote generally in the election of directors. The votes are set forth on the table below:

Votes For	% Votes Outstanding For	Votes Against	Votes Abstained	Broker Non-Votes
130,747,088	78.43%	308,601	174,156	15,958,596

Item 8.01.    Other Events.
On April 23, 2014, NCR appointed Frederick “Rick” Marquardt (“Mr. Marquardt”) to serve as Executive Vice President, Services, Hardware Solutions and Enterprise Quality. Mr. Marquardt, who most recently served as Senior Vice President, Integrated Supply Chain, joined NCR in 2006, serving in various Global Operations roles prior to his most current position, including Vice President, Global Manufacturing and Vice President of Global Operations for NCR’s Financial Industry Business Unit.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 28, 2014	NCR Corporation By: /s/ Jennifer M. Daniels Jennifer M. Daniels Senior Vice President, General Counsel and Secretary